MOORE STEPHENS ELLIS FOSTER LTD.
                              CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 734-1112  Facsimile: (604) 714-5916
E-Mail: generaldelivery@ellisfoster.bc.ca
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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Dragon Pharmaceuticals Inc. and Subsidiaries on Form SB-2 of our audited financial statements as of December 31, 1999, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 22, 2000, relating to the financial statements appearing in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.





Vancouver, Canada                           "MOORE STEPHENS ELLIS FOSTER LTD."
May 15, 2000                                      Chartered Accountants







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MS An  independently  owned and operated member of Moore Stephens North America,
Inc. Members in principal cities throughout North America. Moore Stephens North America, Inc. is a member of Moore Stephens International Limited, members in principal cities throughout the world.